Exhibit 99.1

OMNI HOME HEALTH HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011

OMNI HOME HEALTH HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011

INDEPENDENT AUDITOR'S REPORT

Board of Directors
Omni Home Health Holdings, Inc. and Subsidiaries
Madison, Tennessee

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of Omni Home Health Holdings, Inc. and Subsidiaries, which comprise the consolidated balance sheets as of December 31, 2012 and 2011, and the related consolidated statements of operations, comprehensive loss, stockholder’s deficit, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

(Continued)

1.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Omni Home Health Holdings, Inc. and Subsidiaries as of December 31, 2012 and 2011, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As discussed in Note 18 to the consolidated financial statements, the Company was sold effective December 6, 2013.

/s/ Crowe Horwath LLP

Chicago, Illinois
February 12, 2014

2.

OMNI HOME HEALTH HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
December 31, 2012 and 2011

	2012	2011
ASSETS
Current assets
Cash	$4,739,703	$6,245,466
Patients accounts receivable, net	23,288,636	25,645,031
Income tax receivable	605,000	1,870,000
Deferred income taxes	20,000	90,000
Prepaid expenses and other current assets	276,850	1,442,091
Assets of discontinued operations	-	493,490
Total current assets	28,930,189	35,786,078

Property, plant and equipment, net	3,001,249	4,283,181
Note receivable	459,000	459,000
Debt issuance costs	-	3,193,233
Non-compete agreements	746,424	1,108,648
Goodwill	24,500,000	24,500,000
Licenses	17,433,863	17,300,000
Tradenames	5,300,000	5,300,000
Other assets	311,777	227,817

Total assets	$80,682,502	$92,157,957

LIABILITIES AND STOCKHOLDER’S DEFICIT
Current liabilities
Current maturities of long-term debt	$95,312,500	$96,531,250
Line of credit	8,450,000	8,450,000
Accounts payable	4,005,486	3,941,227
Accrued wages and benefits	7,863,211	7,210,276
Accrued interest and credit agreement fees	5,518,852	1,394,453
Accrued expenses and other liabilities	4,911,606	3,475,925
Due to sellers	2,534,232	3,010,000
Deferred revenue	5,221,554	5,557,119
Liabilities of discontinued operations	-	409,400
Total current liabilities	133,817,441	129,979,650

Interest rate swap liability	385,088	192,544
Deferred income taxes	4,665,000	4,735,000
Total liabilities	138,867,529	134,907,194

Stockholder’s deficit
Common stock, no par value; 100 shares authorized;
10 shares issued and outstanding	-	-
Additional paid in capital	42,910,760	42,766,760
Retained deficit	(100,276,274)	(85,158,658)
Accumulated other comprehensive loss	(385,088)	(192,544)
Total stockholder’s deficit	(57,750,602)	(42,584,442)
Noncontrolling interests	(434,425)	(164,795)
	(58,185,027)	(42,749,237)

Total liabilities and stockholder’s deficit	$80,682,502	$92,157,957

See accompanying notes to consolidated financial statements.

.

OMNI HOME HEALTH HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
Years ended December 31, 2012 and 2011

	2012	2011

Net patient service revenue	$150,404,196	$122,930,262

Expenses
Cost of revenue	116,007,934	96,079,188
Operating expense	34,071,253	25,616,275
Intangibles impairment	-	128,791,047
Restructuring expense	2,266,068	1,268,022
Credit agreement default fees and expenses	1,464,146	-
Transaction costs	23,008	3,040,616
	153,832,409	254,795,148

Loss before other expense and income taxes	(3,428,213)	(131,864,886)

Other expense
Interest expense	11,295,121	4,653,312
Other expense	205,370	87,211
	11,500,491	4,740,523

Loss from continuing operations before income taxes	(14,928,704)	(136,605,409)

Provision for income taxes	36,761	(5,143,374)

Loss from continuing operations	(14,965,465)	(131,462,035)

Loss from discontinued operations, net of tax	(560,410)	(4,771,049)
Gain from sale of discontinued operation, net of tax	46,129	-
	(514,281)	(4,771,049)

Net loss	(15,479,746)	(136,233,084)

Less net loss attributable to noncontrolling interests
in subsidiaries	(362,130)	(3,324,795)

Net loss attributable to OMNI Home Health Holdings, Inc.
and its controlling interests in subsidiaries	$(15,117,616)	$(132,908,289)

See accompanying notes to consolidated financial statements.

.

OMNI HOME HEALTH HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
Years ended December 31, 2012 and 2011

	2012	2011

Consolidated net loss before noncontrolling interests	$(15,479,746)	$(136,233,084)

Less net loss attributable to noncontrolling interests
in subsidiaries	(362,130)	(3,324,795)

Net loss attributable to OMNI Home Health Holdings, Inc.
and its controlling interests in subsidiaries	(15,117,616)	(132,908,289)

Other comprehensive income (loss)
Change in fair value of interest rate swaps	(192,544)	100,380

Comprehensive loss attributable to OMNI Home Health
Holdings, Inc. and its controlling interests in subsidiaries	$(15,310,160)	$(132,807,909)

See accompanying notes to consolidated financial statements.

.

OMNI HOME HEALTH HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDER’S DEFICIT
Years ended December 31, 2012 and 2011

					Accumulated		Total
		Additional		Retained	Other	Noncontrolling	Stockholder’s
	Common	Paid in	Member’s	Earnings	Comprehensive	Interests in	Equity
	Stock	Capital	Equity	(Deficit)	Loss	Subsidiaries	(Deficit)

Balances, January 1, 2011	$-	$-	$48,937,961	$-	$(292,924)	$-	$48,645,037

Change in tax status (Note 1)	-	-	(48,937,961)	48,937,961	-	-	-

Business acquisition funding	-	42,550,000	-	-	-	-	42,550,000

Noncontrolling interest investments	-	-	-	-	-	3,160,000	3,160,000

Equity based compensation expense	-	216,760	-	-	-	-	216,760

Change in fair value of interest rate swaps	-	-	-	-	100,380	-	100,380

Distributions	-	-	-	(1,188,330)	-	-	(1,188,330)

Net loss	-	-	-	(132,908,289)	-	(3,324,795)	(136,233,084)

Balances, December 31, 2011	-	42,766,760	-	(85,158,658)	(192,544)	(164,795)	(42,749,237)

Noncontrolling interest investments	-	-	-	-	-	92,500	92,500

Equity based compensation expense	-	144,000	-	-	-	-	144,000

Change in fair value of interest rate swaps	-	-	-	-	(192,544)	-	(192,544)

Net loss	-	-	-	(15,117,616)	-	(362,130)	(15,479,746)

Balances, December 31, 2012	$-	$42,910,760	$-	$(100,276,274)	$(385,088)	$(434,425)	$(58,185,027)

See accompanying notes to consolidated financial statements.

.

OMNI HOME HEALTH HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
Years ended December 31, 2012 and 2011

	2012	2011
Cash flows from operating activities
Net loss	$(15,479,746)	$(136,233,084)
Adjustments to reconcile net loss to net cash
provided (used) by operating activities
Depreciation	1,743,048	1,386,203
Amortization of non-compete agreements	362,224	233,352
Home health license certification	(133,863)	-
Intangibles impairment expense	-	128,791,047
Deferred income taxes	-	(5,615,000)
Equity based compensation expense	144,000	216,760
Gain on sale of discontinued operation	(46,219)	-
Changes in assets and liabilities
Accounts receivable	1,878,668	(744,964)
Prepaid expenses and other assets	5,614,060	(1,621,241)
Accounts payable	76,581	2,138,680
Deferred revenue	(169,023)	(74,994)
Accrued expenses and other liabilities	5,967,783	1,842,432
Discontinued operations assets and liabilities	84,090	5,056,949
Net cash provided (used) by operating activities	41,603	(4,623,860)

Cash flows from investing activities
Acquisition of businesses, net of cash acquired	-	(92,854,774)
Proceeds from sale of discontinued operation	40,000	-
Proceeds from sale of noncontrolling interest	92,500	-
Purchases of property and equipment	(461,116)	(957,850)
Net cash used in investing activities	(328,616)	(93,812,624)

Cash flows from financing activities
Repayment of long-term debt	-	(30,124,359)
Borrowings of long-term debt	-	97,500,000
Net borrowings under line of credit agreement	-	8,450,000
Payments of long-term debt	(1,218,750)	(1,718,750)
Member distributions	-	(1,188,330)
Additional paid in capital	-	30,000,000
Net cash provided (used) by financing activities	(1,218,750)	102,918,561

Net increase (decrease) in cash	(1,505,763)	4,482,077

Cash at beginning of year	6,245,466	1,763,389

Cash at end of year	$4,739,703	$6,245,466

Supplemental disclosures of cash flow information
Cash paid during the year for interest	$4,381,505	$3,387,455
Cash paid (received) during the year for income taxes	498,935	(489,805)

Supplemental disclosure of operating information
Additional paid in capital from OMNI Acquisition
for stock based compensation	$144,000	$216,760

Supplemental disclosure of investing information
Investments in noncontrolling interests in
SunCrest business acquisition	$-	$1,760,000

Supplemental disclosure of financing information
Additional paid in capital from OMNI Acquisition in
SunCrest business acquisition	$-	$12,550,000
Issuance of ownership interest in Southside
business acquisition	$-	$1,400,000

See accompanying notes to consolidated financial statements.

.

OMNI HOME HEALTH HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Organization:  OMNI Home Health Holdings, Inc. and its affiliates (the "Company") are providers of home health nursing, physical, speech, and occupational therapy services.  The Company is headquartered in Madison, Tennessee and its home health agencies service patients throughout the states of Florida, Georgia, Illinois, Indiana, Ohio, Pennsylvania, Missouri, and Tennessee.  The Company operates as one business segment and is wholly owned by OMNI Home Health Acquisition, LLC (“Omni Acquisition”).
Prior to May 20, 2011, the Company was OMNI Home Health Holdings, LLC.  See Note 13 for additional change in tax details.

On May 20, 2011, the Company acquired the outstanding stock of SunCrest Healthcare, Inc. (“SunCrest”). See Note 3 for the business acquisition.
On May 27, 2011, SunCrest Home Health of Georgia, Inc., a wholly owned subsidiary of SunCrest, acquired certain net assets of Southside Medical Center, Inc.  See Note 3 for the business acquisition.

Effective December 6, 2013, the Company was sold.  See Note 18 for additional details.

Basis of Presentation and Noncontrolling Interests: The consolidated financial statements include the accounts of OMNI Home Health Holdings, Inc. and its wholly owned subsidiaries Omni Home Health Services, LLC (“OMNI”) and SunCrest.  Business combinations are included in the consolidated financial statements from the respective dates of acquisition.  All intercompany transactions and balances have been eliminated in the consolidation.

OMNI wholly owns the following entities:   Home Health Agency – Brevard, LLC, Home Health Agency – Broward, Inc., Home Health Agency – Central Pennsylvania, LLC, Home Health Agency – Collier, LLC, Home Health Agency – Columbus, LLC, Omni Home Health – District 1, LLC, Omni Home Health – District 2, LLC, Omni Home Health – District 4, LLC, Home Health Agency – Hillsborough, LLC, Home Health Agency – Illinois, LLC, Home Health Agency – Indiana, LLC, Home Health Agency – Pinellas, LLC, Omni Home Health – Jacksonville, LLC, Home Health Agency – Palm Beaches, LLC, Home Health Agency – Pennsylvania, LLC, Omni Home Health – Hernando LLC, Home Health Agency – Philadelphia, LLC and Omni Health Management, LLC.

OMNI entities have the following equity investment:  During 2012, OMNI Home Health Services, LLC sold a 30% interest in OMNI Home Health – District 4, LLC.

SunCrest wholly owns the following entities:   SunCrest Home Health of Nashville, Inc., BGR Acquisition, LLC, SunCrest Companion Services, LLC, SunCrest Home Health of Georgia, Inc., SunCrest Healthcare of East Tennessee, LLC, SunCrest Outpatient Rehab Services, LLC, SunCrest Telehealth Services, Inc., SunCrest Home Health of AL, Inc., SunCrest Home Health of South GA, Inc., SunCrest Home Health of Manchester, Inc., SunCrest Outpatient Rehab Services of TN, LLC, SunCrest Home Health of MO, Inc., SunCrest Healthcare of West Tennessee, LLC, SunCrest Healthcare of Middle TN, LLC, SunCrest Home Health of North Carolina, Inc., SunCrest LBL Holdings, Inc., SunCrest Home Health of Tampa, LLC and Tennessee Nursing Services of Morristown, Inc.

SunCrest entities have the following equity investments:  SunCrest owns 40% of Silverlink, LLC, SunCrest Home Health of Georgia, Inc. owns 60% of Southside Medical Center, Inc., SunCrest Home Health of Tampa, LLC owns 49% of Freedom Management Associates, LLC, SunCrest Home Health of Central FL, LLC owns 65% of South Home Holdings, LLC, and SunCrest LBL Holdings, Inc. owns 97% of Trigg County Home Health, Inc.

(Continued)

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OMNI HOME HEALTH HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The consolidated financial statements include subsidiaries the Company has a controlling financial interest in that are less than wholly owned.  A controlling financial interest in a subsidiary less than majority owned may also exist if the Company has a majority of the voting interests, the power to direct the activities, and the obligation to absorb expected losses.  A noncontrolling interest in a subsidiary is the portion of equity (net assets) and results from operations that are not directly owned by the Company.

Cost of Revenue and Operating Expenses: Cost of revenue includes expenses associated with the operation of local home health branches including compensation and benefits related to direct employees (nurses, physical therapists, and other clinical employees) and indirect employees (office coordinators, schedulers, marketers, and other  local branch employees), contract services, medical director fees,  medical supplies, utilities, rents, and other expenses.  Operating expense includes expenses associated with corporate office support services including compensation and benefits for corporate office employees (including executive staff, accounting, billing and collections, payroll, accounts payable, information technology, legal and compliance, human resources), utilities, rents, and other expenses related to support services.

Restructuring Expenses and Obligations:  Restructuring activities are programs whereby the Company fundamentally changes their operations, such as closing facilities and re-alignment of the management structure of the business.  The Company expenses these costs as they are incurred along with accruing the present value of future contractual payments owed under the restructuring activities.

Discontinued Operations:  As a result of exiting certain markets and the sale of a service office location, all corresponding disclosures have been adjusted to exclude the balances and activity of these locations.

Use of Estimates:  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amount of revenues and expenses during the reporting period.  These estimates and assumptions may change in the near future resulting in different actual results.  Estimates that are more susceptible to change in the near term are the collectability of receivables, reserves for self-funded medical and worker compensation claims and the carrying amount of goodwill and intangible assets.

Fair Value of Financial Instruments:  The Company's carrying amount for its financial instruments, which include cash, accounts receivable, accounts payable, interest rate swap liability, stock warrants and long-term debt approximates fair value.

Cash: The Company has noninterest bearing checking account deposits with local and national banks. The Company’s account balances exceeded the FDIC insured limits.
Accounts Receivable and Revenue Recognition:  The Company’s receivables are primarily from the Medicare program. Under the Medicare Prospective Payment System ("PPS"), the Company is paid by Medicare based on episodes of care. An episode of care is defined as a length of stay up to sixty days with multiple continuous episodes allowed. A base episode payment is established by the Medicare program through federal legislation for all episodes of care ending on or after the applicable time periods.

(Continued)

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OMNI HOME HEALTH HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

With respect to Medicare reimbursement of amounts different than the base episode amount, the change depends upon the completion date of the episode; therefore, changes in reimbursement, both positive and negative, will impact the financial results of the Company up to 60 days in advance of the completion date. The base episode payment is adjusted by applicable regulations including, but not limited to, the following: a case mix adjuster consisting of home health resource groups ("HHRG"), the applicable geographic wage index, low utilization (either expected or unexpected), intervening events, and other factors. The episode payment is also adjusted in the event that a patient is either readmitted by the Company or admitted to another home health agency prior to the expiration of 60 days from the original admission date. The episode payment will be made to providers regardless of the cost incurred to provide care. The services covered by the episode payment include all disciplines of care, in addition to medical supplies, within the scope of the home health benefit.

A portion of reimbursement from each Medicare episode is billed and cash is typically received before all services are rendered. The Company can submit a Request for Anticipated Payment (RAP) to Medicare when all four following conditions are met:
• After the OASIS assessment is complete
• Once a physician’s verbal orders for home care have been received and documented
• A plan of care has been established and sent to the physician
• The first service visit under the plan has been delivered

Sixty percent of the estimated reimbursement is received based on billing for the initial episode of care per patient. For any subsequent episodes of care contiguous with the first episode of care for the patient, the Company receives fifty percent of the estimated reimbursement at initial billing. In each instance, the remaining reimbursement is received upon completion of the episode and applicable final episode billing.

Gross revenue is recorded on an accrual basis based upon the applicable date of service and at amounts equal to the initial HHRG estimate of reimbursement for each episode.  Adjustments are recorded for the difference between the initial HHRG and the final actual services rendered on all completed episodes and an allowance amount is estimated for anticipated adjustments on incomplete episodes based on a rolling six-month average of actual Medicare adjustments.

The Company is subject to changes in government legislation that could impact Medicare payment levels and changes in payor patterns that may impact the level and timing of payments for services rendered.

The Company has agreements with various third-party payors. Such agreements provide for the payment of services rendered at amounts different than the Company's established rates. For third-party payors with which the Company does not have a contract, the Company is paid at the payors' out-of-network rates or their "reasonable and customary" rates which are typically less than the Company's established rates.

Gross revenue is recorded on an accrual basis based upon the applicable date of service and at amounts equal to the Company’s established billing rates for the services rendered. Allowances and contractual adjustments are recorded for the differences between such established rates and the amounts estimated to be payable by the third-party payor and are deducted from gross revenue to determine net patient service revenue.

(Continued)

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OMNI HOME HEALTH HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Deferred Revenue:  The amount of revenue recognized for episodes of care which are incomplete at period end is based on the pro ration of the number of visits in the episode which have been completed as of the period end date.  Unearned revenue from incomplete episodes at period end is recorded as deferred revenue until earned.  Because of the potential for changes in base episode payments referred to above and the complexity of the regulations, the amount originally recorded as net revenue and accounts receivable may be subject to revision as additional information becomes known.

Collectibility of Accounts Receivable:  The Company records receivables based on services provided to the patients. Interest is not normally charged on receivables. The process of estimating the ultimate collectability of accounts receivable involves judgment, with the greatest subjectivity related to non-Medicare accounts receivable.  The allowances for estimated contractual and doubtful accounts are determined by management based on terms of payor classification and historical collection and write-off experience.  Receivables are written off when they are determined uncollectible.  Accounts receivable are recorded net of a $10,400,000 and $7,840,000 allowance at December 31, 2012 and 2011, respectively.

Property, Plant and Equipment and Depreciation Expense:  Property, plant and equipment are recorded at cost.  Major improvements and betterments to capital assets are capitalized.  Expenses for maintenance and repairs which do not extend the lives of the related assets are charged to expense as incurred.  When properties are retired or otherwise disposed of, the appropriate accounts are relieved of cost and accumulated depreciation, and any resulting gain or loss is recognized.

Depreciation expense is computed over the estimated useful lives of the assets using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes.  Leasehold improvements are amortized over the shorter of the lease term or the useful life of the related asset.

Estimated useful lives of the individual assets or classes of assets for financial reporting are as follows:
Building	10 years
Leasehold improvements	Life of lease
Medical equipment	3 years
Furniture and fixtures	5 years
Computer and software equipment	3 - 5 years

Debt Issuance Costs:  Debt issuance costs represent the costs incurred in connection with the issuance of the Company's long-term debt and are amortized to interest expense using the straight-line method, which approximates the effective interest rate method, over the term of the related debt.  Debt issuance costs are shown net of accumulated amortization of $351,314 at December 31, 2011.  During 2012, and in connection with the Company’s credit agreement default, the remaining unamortized debt issuance costs were expensed to interest.

Goodwill and Intangible Assets:  Goodwill represents the excess of purchase price over the fair value of acquired tangible assets and liabilities and identifiable intangible assets of acquired businesses. Identifiable intangible assets consist of acquired home health licenses and tradenames that are initially measured at fair value. Goodwill and intangible assets have indefinite useful lives and will not be amortized but will be subject to annual impairment tests based on their estimated fair values.

(Continued)

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OMNI HOME HEALTH HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Home Health Licenses and Certificates of Need:  The Company capitalizes legal and professional expenses incurred in the process of filing certificate of need applications for new home health licenses.  At the time the Company abandons its efforts to obtain such licenses, the accumulated costs incurred are expensed. For successful applications, the accumulated costs are recorded as an intangible asset (e.g. licenses).  During 2012, a license to perform private home care services in Kentucky was obtained, and the Company capitalized $133,863 of costs related to this license.

Income Taxes: The Company is a corporation and files a consolidated federal income tax return that includes all wholly-owned subsidiaries.  State income tax returns are filed individually by the Company’s subsidiaries in accordance with state statutes. See Note 13 for additional details.

Covenant Not to Compete:  In conjunction with certain of its acquisitions, the Company will obtain agreements from the former owners of the acquired companies under which such former owners agree not to compete with the Company for a period of years post-closing. Such covenants not to compete are recorded at their estimated fair value and amortized over the period covered by the agreement. Noncompete agreements are shown net of accumulated amortization of $233,352 at December 31, 2011. During 2012, a noncompete agreement with an unamortized value of $64,444 was expensed.  Future annual amortization expense is as follows: 2013 - $286,111; 2014 - $234,723; 2015 - $198,111; 2016 - $27,479.

Long-Term Assets:  Long-lived assets, such as property, plant and equipment and acquired intangibles subject to amortization, are reviewed for impairment annually or more frequently if events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events or changes in circumstances that would trigger an impairment review include, but are not limited to, a significant under-performance relative to expected and/or historical results, significant negative industry or economic trends, or knowledge of transactions involving the sale of similar property at amounts below the Company's carrying value.  Assets are grouped for recognition and measurement of impairment at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets.  As part of the Company's review of the performance on individual locations, an evaluation is performed to assess the recoverability of the carrying amount of its long-lived assets and impairment charges are recorded as identified.  At December 31, 2011, management determined that no impairment related to property, plant and equipment or the value of their non-compete agreements had occurred.  During 2012, management impaired a non-compete agreement. At December 31, 2012, management determined that no impairment related to property, plant and equipment or the value of the remaining non-compete agreements had occurred.

Interest Rate SWAP Contracts:  The Company utilizes derivative financial instruments to manage interest rate risk.  The derivatives, or interest rate swaps, are held only for the purpose of hedging interest rate risk and are not held for speculative investment purposes.  As more fully discussed in Note 6, the Company records the fair values of the swaps as either assets or liabilities on their consolidated balance sheet.  The Company has designated the cash flow hedge method of accounting treatment for their swaps and therefore the changes in the fair value of the swaps are reported in the accumulated other comprehensive loss section of stockholder’s deficit on the Company’s consolidated balance sheet.

Equity Based Compensation:  The Company measures the fair value of the equity awards at grant date and recognizes the compensation expense over the applicable vesting period.  See Note 7 for additional details.

(Continued)

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OMNI HOME HEALTH HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Litigation:  From time-to-time, the Company is involved in litigation arising in the normal course of business.  After consultation with legal counsel, it is management's opinion that these matters will be resolved without having a material adverse effect on the Company's financial position.  See Note 3 for details on the SunCrest indemnity escrow claim.

NOTE 2 - CONCENTRATION OF CREDIT RISK

The Company grants credit without collateral to its patients, most of who are local residents in its licensed service areas and are insured under third-party payor arrangements. A portion of its receivables are actually due directly from the patient (typically patient balances are due to deductibles and co-insurance provisions required under the patient's third-party insurance coverage).  This exposure to credit risk is affected by conditions in the healthcare industry, throughout the United States.

Approximately 77% and 83% of net patient service revenue in 2012 and 2011, respectively, were reimbursed under arrangements with Medicare, a third-party payor government program.  Approximately 67% and 80% of net accounts receivable were due from Medicare at December 31, 2012 and 2011, respectively.  Although management does not expect Medicare to discontinue funding for services provided, the loss of funding or a significant decrease in the volume of business or related reimbursement could have a significant impact on operations.

NOTE 3 - BUSINESS ACQUISITIONS

Acquisition of SunCrest
On May 20, 2011, the Company acquired the outstanding stock of SunCrest in order to pursue the Company’s strategy of increasing market presence by expanding their service base and enhancing positions in certain geographic areas. The acquisition is accounted for under the purchase method whereby the assets acquired, liabilities assumed and noncontrolling interests were recorded at their estimated fair values as of the acquisition date.

The acquisition was completed for a total purchase consideration of $108,194,000 which includes the purchase price of $106,434,000 plus the fair value of the noncontrolling interests of $1,760,000.  The purchase price was funded through $42,550,000 of additional paid in capital, of which $30,000,000 was in cash proceeds and $12,550,000 was equity consideration in OMNI Acquisition, and $63,884,000 from lender proceeds in conjunction with the Company’s refinancing (see Note 5) as part of the acquisition.  Direct acquisition costs of $3,004,631 were expensed as part of the acquisition.

The Company determined the values of the equity consideration contributed from Omni Acquisition for the acquisition purchase price in relation to transactions with third parties.  The Company engaged an independent appraiser to assist in determining the fair values of the identifiable intangible assets.  The excess of the purchase price over the fair value of the net identifiable tangible and intangible assets was allocated to goodwill, $22,480,000 of which is deductible for tax purposes.

The purchased goodwill primarily represents the acquired business intangible assets that do not qualify for separate recognition, its market position and the expectation of future earnings growth.
The Company determined the fair value of noncontrolling interests by applying an income based approach.

(Continued)

.

OMNI HOME HEALTH HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011

NOTE 3 - BUSINESS ACQUISITIONS (Continued)

The following table presents the allocation of the purchase price based on fair value:

Assets acquired:
Cash	$3,131,000
Patient accounts receivable	15,814,000
Prepaid expenses and other assets	1,677,000
Property, plant and equipment	3,241,000
Income tax receivable	3,010,000
Note receivable	459,000
Tradename	13,140,000
Licenses	20,070,000
Goodwill	71,530,000
Non-compete agreements	1,342,000
Total fair value of assets acquired	133,414,000

Liabilities assumed:
Accounts payable	(774,000)
Accrued wages and benefits	(4,394,000)
Accrued expenses and other liabilities	(2,717,000)
Due to sellers	(3,010,000)
Notes payable	(750,000)
Deferred revenue	(3,315,000)
Deferred income taxes	(10,260,000)
Total fair value of liabilities assumed	(25,220,000)

Total purchase price	$108,194,000

In accordance with the stock purchase agreement, the Company owes to the sellers the income tax refunds due as of the acquisition date.  As such, the Company has recorded a liability on the consolidated opening balance sheet as due to sellers.

In accordance with the stock purchase agreement, proceeds due to the seller of $2,000,000 and $18,000,000 were deposited by the Company into a tax escrow account and an indemnity escrow account.  The tax escrow account was set up to reaffirm the seller’s federal tax return filings. The indemnity escrow account was set up to recover any breaches of representation or warranties as defined within the stock purchase agreement.

The tax escrow account was released to the sellers on September 14, 2011. Distributions from the indemnity escrow account are scheduled for $7,500,000 on the 24 month anniversary, less any amount of claims pending, with the remaining amounts distributed on the 36 month anniversary, less any amount of claims pending.

On June 26, 2012, the Company made a $475,768 income tax receivable refund payment to the sellers.

(Continued)

.

OMNI HOME HEALTH HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011

NOTE 3 - BUSINESS ACQUISITIONS (Continued)

On August 4, 2012, certain owners of the Company notified the sellers of an indemnification claim in accordance with the applicable sections of the stock purchase agreement. This claim sought unspecified damages for losses suffered in conjunction with a decrease in the anticipated operational performance of SunCrest subsequent to the date of acquisition.  Due to the uncertainties inherent in the litigation process, based on the information available the Company’s management determined an estimate of the ultimate outcome was not possible at December 31, 2012 and the consolidated financial statements did not reflect any adjustment related to the claim.

On May 7, 2013, the sellers and Company entered into a settlement agreement and mutual release.  This agreement released the Company from their obligation to remit to the sellers the remaining income tax receivable refunds as of the acquisition date and to be reimbursed $3,585,452 of sale proceeds from the indemnity escrow account.  In conjunction with the settlement, the Company reversed the $2,534,238 due to seller liability for the remaining income tax receivable refunds as of the acquisition date and along with return of the sale proceeds from the indemnity escrow account recorded a lawsuit settlement gain of $6,119,690.  See Note 5 for more details.

Acquisition of Southside Medical Center, Inc.
On May 27, 2011, SunCrest Home Health of Georgia, Inc., a wholly-owned subsidiary of SunCrest Healthcare, Inc., acquired certain net assets of Southside Medical Center, Inc., a Medicare/Medicaid certified home health agency located in Atlanta, Georgia. The acquisition is accounted for under the purchase method whereby the assets acquired, liabilities assumed and noncontrolling interests were recorded at their estimated fair values as of the acquisition date.

The purchase price was funded through $2,100,000 of cash proceeds and $1,400,000 of equity consideration to Southside Medical Center, Inc. for a 40% ownership interest.  The excess of the purchase price over the fair value of the net identifiable tangible and intangible assets was allocated to goodwill, $1,940,000 of which is deductible for tax purposes. The Company incurred acquisition costs of $35,985 which were expensed during 2011.

The purchased goodwill primarily represents the acquired business intangible assets that do not qualify for separate recognition, its market position and the expectation of future earnings growth.
The Company determined the fair value of identifiable intangible assets by applying an income based approach.  The Company determined the fair value of noncontrolling interests by applying an income based approach which included discounting future estimated cash flows along with an adjustment for the lack of control or marketability that market participants would consider when measuring the fair value of noncontrolling interests.

Assets acquired:
Licenses	$275,000
Goodwill	3,231,000
Total fair value of assets acquired	3,506,000

Liabilities assumed:
Accrued wages and benefits	(6000)
Total fair value of liabilities assumed	(6,000)

Total purchase price	$3,500,000

(Continued)

.

OMNI HOME HEALTH HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011

NOTE 4 - PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment consists of the following:

	2012	2011

Land and building	$75,000	$75,000
Leasehold improvements	422,635	403,620
Medical equipment	813,316	896,106
Furniture and fixtures	1,103,100	1,010,165
Computer and software	4,855,235	4,423,279
	7,269,286	6,808,170
Less accumulated depreciation	(4,268,037)	(2,524,989)

Property, plant and equipment, net	$3,001,249	$4,283,181

Depreciation expense was $1,743,048 and $1,386,203 in 2012 and 2011, respectively.

NOTE 5 - LONG-TERM DEBT
Term and Revolving Loans
In conjunction with the SunCrest acquisition on May 20, 2011 (Note 3), the Company entered into a new credit facility with General Electric Capital Corporation and other lenders (collectively the Lender).  The credit agreement provides the Company with term loan, revolving credit and letter of credit commitments up to $117,500,000.  As part of the acquisition transaction, $97,500,000 of term loan proceeds were used to repay the Company’s $29,719,882 of outstanding loan and accrued interest, interest rate swap and letter of credit obligations owed to Wachovia Bank, N.A.  The remaining proceeds of $67,780,118 were utilized in financing of the acquisition transaction.

The credit agreement provides for a $97,500,000 term loan and up to a $20,000,000 revolving commitment reduced by outstanding letters of credit.  The Company’s credit facility with the Lender is secured by stock of OMNI Acquisition, with the Company and subsidiaries as guarantors (see Note 18 for additional details).

Principal payments of $1,218,750 are payable quarterly on the term loan with the outstanding balloon payment of $69,468,750 due May 20, 2017.  The Company is also subject to various fees including an unutilized revolving credit fee and a letter of credit fee that are paid quarterly.  As of December 31, 2011 the Company had an outstanding letter of credit of $450,000.

Interest is payable quarterly and was 5.50% for the term loan and 6.50% for the revolver loan at December 31, 2011.
On an annual basis the Company is required to make certain loan prepayments from excess cash flows as defined in the credit facility agreement.  No excess cash flow prepayments were due in 2012 based on management’s calculation as of December 31, 2011.

The credit agreement requires the Company to meet certain financial covenants on a quarterly and annual basis.  These covenants include leverage ratio maximums, fixed charge coverage ratio minimums, and annual allowable capital expenditures thresholds.  As of December 31, 2011, the Company was out of compliance with these financial covenants and in default of the credit agreement.  In conjunction the credit agreement default the term and revolving loans were classified as a current liability on the consolidated balance sheet at December 31, 2011.

(Continued)

.

OMNI HOME HEALTH HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011

NOTE 5 - LONG-TERM DEBT (Continued)

The Company made their scheduled term loan principal payment of $1,218,750 due on January 1, 2012, however, did not make the scheduled term loan principal payment due April 1, 2012.  The Company did not make any other principal payments in 2012.

On May 18, 2012, the Company entered into a forbearance agreement with the Lender.  Under the forbearance agreement the Company was required to maintain minimum cash balances, increase their financial reporting, engage a consultant to assist the Lender in assessing the Company’s ability to repay the credit agreement loans and scheduled payments for certain obligations due under the credit agreement.  During 2012 the Company incurred $1,464,146 of legal expenses, consulting fees and Lender default charges in connection with the forbearance agreement.

Interest was 8.50% for the term loan and 8.50% for the revolver loan at December 31, 2012.  As of December 31, 2012, the Company had outstanding letters of credit of $775,000.

On May 7, 2013, the Company entered into an amendment to the credit agreement.  Under this amendment, the Lender obtained voting rights of the Company, required the Company to deliver the $3,585,452 of sale proceeds received from the indemnity escrow account in conjunction with the settlement agreement and mutual release with the sellers (Note 3), and required the Company to engage an investment banker to assist the Company in the sale of the business.  In the interim, the Company continues to focus on improving operational performance through various cost cutting measures.  See Note 18 for more details on restructuring and discontinued operations.

From May 8, 2013 to December 6, 2013 the Lender released $3,585,452 of indemnity escrow sale proceeds to the Company to pay certain legal and professional fees in conjunction with the sale of the business.

Note Payable
The Company has an unsecured note payable to the former owner of an acquired business due in two annual installments of $125,000 on April 4, 2012 and April 4, 2013.   Interest is due annually at a rate of 3.25%.  The Company did not make the scheduled installment payment due April 4, 2012 and is in default under the terms of the note payable agreement.  In conjunction with the note payable agreement default, the note payable is classified as a current liability on the consolidated balance sheet at December 31, 2012 and 2011.  No payments have been made under this note payable agreement in 2012 or 2013.

Long-term debt consists of the following:

	2012	2011

Term loan	$95,052,500	$96,281,250
Revolving loan	8,450,000	8,450,000
Note payable	250,000	250,000
	103,762,500	104,981,250
Less current portion	(103,762,500)	(104,981,250)

Long-term debt	$-	$-

(Continued)

.

OMNI HOME HEALTH HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011

NOTE 6 - INTEREST RATE SWAP CONTRACTS

The Company enters into contractual arrangements (derivatives) to hedge its exposure to market interest rate risk. The interest rate swaps involve the exchange of floating for fixed rate interest payments that are fully integrated with an underlying floating rate note to effectively convert floating rate debt into fixed rate debt.  The swaps are denominated in U.S. dollars and the contracts are with major financial institutions.

Changes in the cash flows of the interest rate swaps are expected to be highly effective at offsetting the changes in overall cash flows attributable to fluctuations in the interest rates on the Company's variable rate debt. The Company has designated their interest rate swap contracts as cash flow hedges, and as such, the fair value of the swap contracts are included in the consolidated balance sheet as either assets or liabilities with the change in fair value reported in the accumulated other comprehensive loss section of stockholder’s deficit on the Company’s consolidated balance sheet.  The ability of the Company to realize the benefits of these contracts are dependent upon the creditworthiness of the counter-party which the Company expects will perform in accordance with the terms of their contracts.

On September 30, 2008, The Company entered into an interest rate swap contract with an expiration date of September 30, 2011.  Settlement payments under this contract are made on a quarterly basis. On March 31, 2011, the Company made a $93,724 settlement payment and recorded that amount as interest expense.  On May 20, 2011, and in conjunction with the SunCrest acquisition refinancing (see Note 5), The Company paid off the outstanding interest rate swap obligation of $199,200 to terminate the contract.  This amount was recorded as interest expense. On August 19, 2011, The Company entered into an interest rate cap and two interest rate swap contracts to hedge its exposure to market interest rate risk.

Beginning on January 1, 2013, and through the expiration date of September 30, 2014, The Company has fixed its interest rates with two interest rate swap contracts.  Under these contracts, if the LIBOR rate exceeds 1.78% (the fixed rate), The Company will receive the funds equal to the excess of LIBOR over the fixed rate of the contract times the notional amount of the contract.  If the fixed rate exceeds LIBOR, The Company will be required to pay funds equal to the excess of the fixed rate over the LIBOR of the contract times the notional amount of the contract.  Settlement payments under these contracts are made on a quarterly basis.

Under the interest rate cap contract The Company floated its variable LIBOR based debt interest rate for a fixed rate of 1.25% through December 31, 2012. The Company made a onetime payment of $46,250 to execute this contract.

The Company has recorded the fair value of these interest rate swap contracts as a liability on its consolidated balance sheets in the amount of $385,088 and $192,544 as of December 31, 2012 and 2011, respectively, and has recorded the fair value change of the swap contracts in accumulated other comprehensive loss.

The following table presents summary information about the Company's interest rate swap contracts:

CAP

Effective date	August 19, 2011
Maturity date	December 31, 2012
Notional amount	$47,531,250
Weighted average pay rates (fixed)	1.25%
Weighted average receive rate (variable)	LIBOR
Weighted average monthly	3 months

(Continued)

.

OMNI HOME HEALTH HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011

NOTE 6 - INTEREST RATE SWAP CONTRACTS (Continued)

	SWAP 1	SWAP 2

Effective date	January 1, 2013	January 1, 2013
Maturity date	September 30, 2014	September 30, 2014
Notional amount at effective date	$22,242,188	$22,242,188
Weighted average pay rates (fixed)	1.78%	1.78%
Weighted average receive rate (variable)	LIBOR	LIBOR
Weighted average monthly	3 months	3 months

NOTE 7 - EQUITY INCENTIVE PLAN
Certain key employees of the Company participate in an equity incentive plan that provides them with equity ownership opportunities which are awarded at the discretion of the Omni Acquisition’s executive committee.  Awards are issued in Omni Acquisition stock Class B, Class C or Class D.  The costs of such awards are accounted for by the Company as a debit to compensation expense and a credit to additional paid in capital.  Once awarded, the units may vest, in one or more installments, over a specific time period, fulfillment of certain conditions, and/or in conjunction with a change in control or sale transaction as defined in each participant’s grant agreement and in accordance with the equity incentive plan.

The number of Class B, Class C and Class D units issued and/or allowed to be granted under the equity incentive plan shall not exceed 1,500, 870 and 1,373, respectively.  Units are adjusted for any unit or stock split, dividend or distribution.  Forfeited units are returned to the Omni Acquisition and are available to be granted.

	Class B Units	Class C Units	Class D Units

Outstanding at January 1, 2011	1,380	545	-
Granted	100	-	-
Forfeited	(750)	-	-

Outstanding at December 31, 2011	730	545	-
Granted	-	-	-
Forfeited	-	-	-

Outstanding at December 31, 2012	730	545	-

Available for grant	770	325	1,373

Of the 730 granted Class B units, 537 vest over a four year period, 43 vest over a two year period and 150 vest only upon a change in control. The 545 Class C units vest only upon a change in control.
At December 31, 2012 and 2011, respectively, there were 551 and 505 vested Class B units and no vested Class C or Class D units, respectively.  The Company recorded $144,000 and $216,760 of compensation expense related to the vesting of Class B units in 2012 and 2011, respectively.

(Continued)

.

OMNI HOME HEALTH HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011

NOTE 8 - EMPLOYEE BENEFIT PLAN

SunCrest maintains a profit-sharing plan that provides for employee contributions under Section 401(k) of the Internal Revenue Code.  The plan covers substantially all eligible employees.  Effective January 1, 2011, the Plan was amended to allow SunCrest to make matching contributions of the first 4% of eligible compensation that a participant contributed.  Effective November 1, 2011 the plan was amended to discontinue matching contributions.  SunCrest recorded $353,332 of matching contributions expense in 2011.  SunCrest has the option to make discretionary profit sharing contributions.  No profit sharing contributions were authorized in 2012 or 2011.

The Company maintains a profit-sharing plan that provides for employee contributions under Section 401(k) of the Internal Revenue Code.  The plan covers substantially all eligible employees of Omni.  The Company has the option to make discretionary profit sharing contributions.  No profit sharing contributions were authorized in 2011. Effective September 30, 2012, the Company plan was merged into the SunCrest plan. The Company did not authorize any profit sharing contributions in 2012.

NOTE 9 - SELF INSURANCE

Medical and Prescription Drug Plan
SunCrest had a self-funded medical and prescription drug plan and acquired stop-loss insurance which limited its liability to $100,000 per claim and $1,000,000 in aggregate as of December 31, 2011.  SunCrest accrued $81,154 for the uninsured portion of pending claims, both known and incurred but not reported based on management's evaluation of the nature and severity of claims after taking into account historical claims experience as of December 31, 2011. SunCrest recorded $2,163,824 of expense under this plan in 2011 including administrative expenses and stop-loss premiums.

In April 2012, the Company became self-funded for medical and prescription drug coverage.

The Company acquired stop-loss insurance under this plan limiting its liability to $150,000 per claim and $1,000,000 in aggregate as of December 31, 2012. The Company accrued $519,400 for the uninsured portion of pending claims, both known and incurred but not reported based on management's evaluation of the nature and severity of claims after taking into account historical claims experience at December 31, 2012. The Company recorded $5,710,968 of expense under this plan in 2012 including administrative expenses and stop-loss premiums.

Workers’ Compensation Plan
The Company had a self-funded workers’ compensation plan and acquired stop-loss insurance which limited its liability to $350,000 per claim and $1,050,000 in aggregate as of December 31, 2011. The Company accrued $242,145 for the uninsured portion of pending claims, both known and incurred but not reported based on management's evaluation of the nature and severity of claims after taking into account historical claims experience at December 31, 2011. The Company recorded $245,518 of expense under this plan in 2011 including administrative expenses and stop-loss premiums.

In February 2012, SunCrest became self-funded for worker’s compensation.

The Company acquired stop-loss insurance under this plan limiting its liability to $350,000 per claim and $1,050,000 in aggregate as of December 31, 2012. The Company accrued $287,322 for the uninsured portion of pending claims, both known and incurred but not reported based on management's evaluation of the nature and severity of claims after taking into account historical claims experience at December 31, 2012.  The Company recorded $783,342 of expense under this plan in 2012 including administrative expenses and stop-loss premiums.

(Continued)

.

OMNI HOME HEALTH HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011

NOTE 10 - PROFESSIONAL LIABILITY INSURANCE

The Company is insured against professional and general liability claims reported to the insurance carrier during the policy term through December 31, 2012.  For general liability, the policy provides coverage of $1,000,000 per occurrence and $3,000,000 per year in the aggregate with zero deductible owed.  For professional liability, the policy provides coverage of $1,000,000 per occurrence and $3,000,000 per year in the aggregate with zero deductible owed.  Certain coverage for abuse under the professional liability policy has limits of $1,000,000 for each occurrence and $1,000,000 per year in aggregate.  Limits apply separately to professional liability and general liability.  In addition, the Company also carries a separate umbrella policy with a limit of $20,000,000.  The Company renewed these policies under similar terms and conditions through December 31, 2013.

NOTE 11 - LEASE COMMITMENTS

The Company leases office space, vehicles and certain items of equipment which expire on varying dates through July of 2016.  The Company recorded $4,478,654 and $3,388,096 of rent expense in 2012 and 2011, respectively.

In March 2012, the Company began to vacate its leased corporate headquarters in Coral Springs, Florida transferring administrative activities to the new corporate headquarters in Madison, Tennessee.  The Company accrued the future lease commitments under the Coral Springs, Florida lease through the expiration date of November 2015 as restructuring expense (see Note 17).  These future lease commitments are included in the minimum lease commitments table below.

The Company leases their Madison, Tennessee corporate headquarters in a medical office building under two lease agreements.  In October 2012, the Company entered into an amendment on one of the leases to extend office space through December 2015 and these lease commitments are included in the minimum lease commitments table below.  In January 2013, the Company entered into an amendment on their other lease to extend office space through December 2015 and these lease commitments are not included in the minimum lease commitments table below since this lease was amended in 2013.  Payments under the amended January 2013 lease are as follows:  $150,000 in 2013, $154,000 in 2014 and $158,000 in 2015.

Minimum lease commitments under noncancelable leases as of December 31, 2012 are as follows:

2013	$3,105,000
2014	1,499,000
2015	666,000
2016	74,000
2017	-

$5,344,000

(Continued)

.

OMNI HOME HEALTH HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011

NOTE 12 - RELATED PARTY TRANSACTIONS

Additional paid in capital represents amounts contributed by Omni Acquisition to the Company in order to fund business acquisitions and for amounts payable under equity compensation plans to employees of the Company in the form of stock in Omni Acquisition.

The Company had certain transactions with two members who collectively own approximately 90% of the outstanding Class A units of Omni Acquisition.  These two members provide administrative and management services along with certain acquisition and transaction consulting services.  The Company has accrued management fees of $1,250,000 and $250,000 at December 31, 2012 and 2011, respectively, in accrued expenses on the consolidated balance sheet and recorded $1,000,000 and $791,638 of management fees and expenses in 2012 and 2011, respectively, included in operating expense on the Company's consolidated statement of operations.  In conjunction with the SunCrest acquisition (Note 3), the Company paid $1,613,492 of acquisition consulting expenses to these two members included in transaction costs on the Company's consolidated statement of operations in 2011.

NOTE 13 - INCOME TAXES

The Company through May 19, 2011, was taxed as a partnership under Section 701 of the Internal Revenue Code and a similar section of certain state income tax laws.  These sections provide that, in lieu of corporate income taxes, the members are taxed on their share of the Company’s taxable income. Because of this, the Company declares and distributes cash to its owner members to cover their estimated amounts of federal and state income tax liabilities resulting from recognizing the Company’s taxable income.

Effective May 20, 2011, and in conjunction with the business acquisition of SunCrest, the Company converted to a corporation for federal and state income tax purposes.  With this change in tax status, the Company began to record income tax expense based on the amount of taxes due on its federal and state income tax returns plus deferred taxes computed based on the differences between the financial reporting and tax basis of assets and liabilities using enacted tax rates and laws.  Deferred income tax expense or benefit is based on the changes in the deferred tax assets and liabilities from year to year. A valuation allowance, if necessary, is provided to reduce deferred tax assets to their estimated realizable value.

Uncertain tax positions are recognized and measured under the applicable accounting standards. These provisions require that the Company recognize in its consolidated financial statements the impact of a tax position, if that position is more likely than not of being sustained on audit, based solely on the technical merits of the position.  The Company had no significant uncertain tax positions at December 31, 2012.

The Company recognizes interest and / or penalties related to income tax matters in income tax expense and did not have any amounts accrued for interest or penalties at December 31, 2012 or 2011, respectively.

(Continued)

.

OMNI HOME HEALTH HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011

NOTE 13 - INCOME TAXES (Continued)

Deferred tax assets and liabilities are attributable to the following temporary differences:

	2012	2011
Deferred tax assets:
Goodwill	$5,793,000	$6,458,000
Licenses (pre-acquisition)	1,821,000	2,291,000
Net operating loss carryforwards	10,458,000	3,584,000
Allowance for uncollectible accounts	1,455,000	1,076,000
Non-compete agreements	610,000	564,000
Accrued expenses	2,729,000	1,717,000
	22,866,000	15,690,000
Valuation allowance	(22,656,000)	(14,970,000)

Deferred tax assets	210,000	720,000

Deferred tax liabilities:
Licenses (post-acquisition)	(3,162,000)	(3,162,000)
Tradenames	(1,482,000)	(1,482,000)
Property, plant and equipment	(211,000)	(721,000)

Deferred tax liabilities	(4,855,000)	(5,365,000)

Net deferred taxes	$(4,645,000)	$(4,645,000)

The deferred income tax amounts above are presented in the accompanying consolidated balance sheets as follows:

	2012	2011

Current deferred tax asset	$20,000	$90,000
Noncurrent deferred tax liability	(4,665,000)	(4,735,000)

Net deferred taxes	$(4,665,000)	$(4,645,000)

The provision for income taxes consists of the following:

	2012	2011

Current income tax expense	$36,761	$471,626
Deferred income tax benefit	(7,686,000)	(20,585,000)
Deferred income tax valuation allowance	7,686,000	14,970,000

Provision for income taxes	$36,761	$(5,143,374)

In conjunction with the Company's change in tax status on May 20, 2011, the Company recognized $1,351,000 of deferred income tax expense.
The reconciliation of the statutory federal and state income tax rates to the income tax benefit consist mainly of permanent differences, intangibles impairment, and the deferred tax valuation allowance. Net operating loss carryforwards for federal tax purposes of $24,600,000 as of December 31, 2012, if not used, will begin to expire in 2031. Net operating loss carryforwards for state tax purposes of $29,400,000 as of December 31, 2012, if not used, will begin to expire in 2022.

(Continued)

.

OMNI HOME HEALTH HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011

NOTE 13 - INCOME TAXES (Continued)

During 2011, a $14,970,000 valuation allowance was established to reduce deferred tax assets to an amount that is more likely than not to be realized.  The valuation allowance is attributed to the uncertainty regarding the generation of future taxable income sufficient to offset the related deductions and net operating loss carryforwards.  The valuation allowance increased $7,686,000 in 2012 and was $22,656,000 at December 31, 2012.

The Company is no longer subject to examination by taxing authorities for years before 2009.  The Company does not anticipate any significant changes to the amount of unrecognized tax benefits in the next 12 months.

NOTE 14 -  NONCONTROLLING INTERESTS

The Company consolidates in its financial statements subsidiaries the Company has a controlling financial interest in that are less than wholly owned.  A controlling financial interest in a subsidiary less than majority owned may also exist if the Company has a majority of the voting interests, the power to direct the activities, and the obligation to absorb expected losses.

Below is a summary, in aggregate, of the financial position and operating results of the subsidiaries included in the Company’s consolidated financial statements that are less than wholly owned:

	2012	2011
Financial Position

Cash	$900	$14,222
Patient accounts receivable, net	2,219,675	1,548,682
Prepaid expenses and other current assets	-	25,113
Total current assets	2,220,575	1,588,017

Property, plant and equipment, net	30,788	29,473
Goodwill	538,000	538,000
Licenses	594,000	594,000

Total assets	$3,383,363	$2,749,490

Accrued wages and benefits	$265,077	$157,283
Accrued expenses	79,680	76,236
Deferred revenue	495,452	165,264
Due to the Company	3,279,290	2,288,574
Total current liabilities	4,119,499	2,687,357

Members' equity (deficit)
Controlling interests	(301,711)	226,928
Noncontrolling interests	(434,425)	(164,795)
	(736,136)	62,133

Total liabilities and members' equity	$3,383,363	$2,749,490

(Continued)

.

OMNI HOME HEALTH HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011

NOTE 14 - NONCONTROLLING INTERESTS (Continued)

	2012	2011
Statement of Operations

Net patient service revenue	$6,036,174	$2,553,420

Cost of revenue	5,574,731	2,337,006
Operating expense	1,352,212	436,331
Intangibles impairment	-	7,627,950
	6,926,943	10,401,287

Net loss	$(890,769)	$(7,847,867)

Net loss attributable to controlling interests	$(528,639)	$(4,523,072)
Net loss attributable to noncontrolling interests	$(362,130)	$(3,324,795)

NOTE 15 - FAIR VALUE MEASUREMENTS

The Company's derivative financial instruments are reported at fair value on a recurring basis.  The Company also applies fair value techniques to value potential impairment losses related to goodwill and indefinite-lived intangible assets on a non-recurring basis.  Fair value is defined as the price  that would be received by the Company for an asset, or paid by the Company to transfer a liability (as exit price), in an orderly transaction between market participants on the measurement date in the Company's principal or most advantageous market for the  asset or liability. The fair value hierarchy requires the Company to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Unobservable inputs are inputs that reflect the Company's own assumptions based on market data and on assumptions that market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.  The hierarchy places the highest priority on unadjusted quoted market prices in active markets for identical assets or liabilities (Level 1 measurements) and gives the lowest priority to unobservable inputs (Level 3 measurements). The three levels of inputs within the fair value hierarchy are defined as follows:

Level 1 Inputs: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.
Level 2 Inputs: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3 Inputs: Significant unobservable inputs that reflect a reporting entity's own assumptions about the assumptions that market participants would use in pricing an asset or liability.
In many cases, a valuation technique used to measure fair value includes inputs from multiple levels of the fair value hierarchy. The lowest level of significant input determines the placement of the entire fair value measurement in the hierarchy.

(Continued)

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OMNI HOME HEALTH HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011

NOTE 15 – FAIR VALUE MEASUREMENTS (Continued)

Derivative Instruments
The derivative instruments consist of interest rate swap and cap contracts.  The fair value of the derivative contracts are determined based on relative values of the fixed, floating rate, and cap portions of the instrument contracts.  The valuation model utilized involved current interest rates, projected yield curves and volatility factors to determine the fair value of the instruments as of the measurement date. As such, significant fair value inputs can generally be verified and do not involve significant management judgments (Level 2 inputs).

Goodwill and Intangible Assets
The Company uses the combination of a discounted cash flow model and a market multiple analysis method to determine the current fair value of goodwill.  The discounted cash flow model was prepared using management’s future revenue and expense projections based on the Company’s current operating plan.  As such, a number of significant assumptions and estimates are involved in the forecasted revenue growth, price changes, gross profits, operating expenses and operating cash flows. The cash flows were discounted using a weighted average cost of capital based on the capital structure of the Company and external industry data.

The Company estimates the fair value of indefinite-lived intangible assets using the income approach.   The income approach is dependent on a number of factors including management's estimates of future market growth and trends, forecasted revenue and costs, appropriate discount rates and other variables.

Significant inputs and management assumptions were used in the fair value techniques associated with valuing potential impairment losses related to the Company's goodwill and indefinite-lived intangible assets.  As such, significant fair value inputs generally cannot be verified and involve significant management judgments (Level 3 inputs).

NOTE 16 - GOODWILL AND INTANGIBLE ASSETS

The Company engaged an independent appraiser to assist management in determining the fair values of goodwill and intangible assets as of December 31, 2012 and 2011, respectively.  As a result of the annual impairment test in 2011, the Company recognized an impairment loss of $128,791,047 from continuing operations and $4,651,408 from discontinued operations.  The impairment loss resulted from a decline in operating results given macroeconomic factors and estimate of future cash flows.

The changes in the carrying amount of goodwill and intangible assets are as follows:

	Goodwill	Licenses	Tradename	Total

Balance at January 1, 2011	$54,084,681	$14,040,000	$4,170,000	$72,294,681
Acquired	74,762,774	20,345,000	13,140,000	108,247,774
Impairment - continuing operations	(100,849,047)	(15,932,000)	(12,010,000)	(128,791,047)
Impairment - discontinued operations	(3,498,408)	(1,153,000)	-	(4,651,408)

Balance at December 31, 2011	24,500,000	17,300,000	5,300,000	47,100,000
Acquired	-	133,863	-	133,863

Balance at December 31, 2012	$24,500,000	$17,433,863	$5,300,000	$47,233,863

(Continued)

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OMNI HOME HEALTH HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011

NOTE 17 - RESTRUCTURING AND DISCONTINUED OPERATIONS

The Company monitors the dynamics of the economy, the healthcare industry, and the markets in which it competes in to access opportunities for improved operational efficiencies and better alignment of revenues and expenses.  In addition, in response to the Company's business acquisition of SunCrest on May 20, 2011, the Company identified certain redundancies that existed as a result of integrating the two businesses.  As a result of these assessments, various restructuring and office closing initiatives have been undertaken to improve the operating efficiency of the Company.

Restructuring
In June 2011, the Company endorsed a plan to restructure various business and corporate functions, centralize certain corporate functions, consolidate facilities and reduce administrative redundancies. In connection with the restructuring plan, a Company-wide reduction in force was initiated resulting in the elimination of 87 positions with the majority of these positions being eliminated in August 2011.  In addition, during the months of June through August 2011, the Company consolidated their existing service offices in Tampa, Florida, Ormond Beach, Florida, Orlando, Florida, Jacksonville, Florida, and Memphis, Tennessee into other service location offices. These office consolidations resulted in the reduction of 29 positions. In conjunction with these restructuring activities, the Company recorded $1,013,743 of employee severance and wage and benefits expense, $111,162 of closed office lease expense, and $143,116 of expense related to integration consulting costs paid to third-parties in 2011.  At December 31, 2011, the Company accrued a restructuring liability in accrued wages and benefits and accrued expenses on its consolidated balance sheet totaling $583,719 for employee severance benefits and future lease obligations.

In March 2012, the Company began to vacate its leased former corporate headquarters in Coral Springs, Florida transferring administrative activities to the new corporate headquarters located in Madison, Tennessee.  The Company accrued for the remaining future obligations as restructuring expense under the Coral Springs, Florida lease from the March 2012 cease date through the lease expiration date in November 2015.

During the months of January through May 2012, the Company consolidated their existing service offices in Morristown, Tennessee, Fort Meyers, Florida, Sebring, Florida, Boynton Beach, Florida, Jupiter, Florida, Fort Pierce, Florida, Vero Beach, Florida, Pleasant View, Tennessee, Ocean Way, Tennessee, and Oscola Center, Tennessee into other service location offices.  These office consolidations resulted in the reduction of 77 positions.  In conjunction with these restructuring activities, the Company recorded $946,485 of employee wage and benefits expense, $904,725 of closed office lease expense, and $414,858 of expense related to these service office consolidations in 2012.  At December 31, 2012, the Company accrued a restructuring liability in accrued expenses on its consolidated balance sheet totaling $576,170 for future lease obligations.

(Continued)

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OMNI HOME HEALTH HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011

NOTE 17 - RESTRUCTURING AND DISCONTINUED OPERATIONS (Continued)

The following is a summary of the activity related to restructurings in 2012 and 2011:

	Wage and Employee Severance	Facility Exit and Other Costs	Total

Balance at January 1, 2011	$-	$-	$-
Restructuring expense	1,013,743	254,279	1,268,022
Payments	(516,683)	(167,620)	(684,303)

Balance at December 31, 2011	497,060	86,659	583,719
Restructuring expense	946,485	1,319,583	2,266,068
Payments	(1,443,545)	(830,072)	(2,273,617)

Balance at December 31, 2012	$-	$576,170	$576,170

Discontinued Operations
The Company made decisions to exit certain home health businesses in several unprofitable locations.  In September 2011, the Company closed its home health office and terminated its license in Kennett Square, Pennsylvania (Home Health Agency – Philadelphia, LLC).  In March 2012, the Company closed the home health operations and terminated the associated licenses in Fulton and Columbia, Missouri (SunCrest Home Health of MO, Inc.) and in Coral Springs, Florida (Home Health Agency- Broward, Inc.).  In June 2012, the Company sold its Mason, Ohio home health operations (Home Health Agency – Columbus, LLC) for proceeds in the amount of $40,000 which resulted in a gain on sale of $46,129, net of tax.  The Company sold accrued wages and other payroll liabilities totaling $6,126.

The following is a summary of the net assets related to these discontinued operations:

	2012	2011

Accounts receivable	$-	$477,727
Prepaids and other assets	-	15,763
Accounts payables and other current liabilities	-	(409,400)

Net assets of discontinued operations	$-	$84,090

The operating results from the discontinued operations have been reclassified in the Company’s consolidated statement of operations as loss from discontinued operations, net of tax:

	2012	2011

Revenue	$871,392	$4,056,107
Cost of revenue	(1,347,113)	(3,506,451)
Operating expense	(84,689)	(669,297)
Intangibles impairment	-	(4,651,408)

Loss from discontinued operations, net of tax	$(560,410)	$(4,771,049)

(Continued)

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OMNI HOME HEALTH HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011

NOTE 18 - SUBSEQUENT EVENTS

On November 5, 2013, Almost Family, Inc. (Nasdaq: AFAM) announced entering into a definitive agreement to acquire the stock of the Company.  The transaction closed on December 6, 2013.  The total purchase price for the Company’s stock was $75,500,000, subject to a working capital adjustment as defined within the purchase agreement.  In conjunction with the sale, the Company was released from all liens and obligations under the credit facility.

Management has performed an analysis of the activities and transactions subsequent to December 31, 2012 to determine the need for any adjustments to and/or disclosures within the audited financial statements for the year ended December 31, 2012.  Management has performed their analysis through February 12, 2014 the date the financial statements were available for issuance and has determined that all material subsequent events have been properly disclosed.

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